Exhibit 107
Calculation of Filing Fee Table
Form
S-8
(Form Type)
Hello Group Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(h)	111,000 (3)	US$0.0002 (3)	US$22.20	US$0.00015310	US$0.003

Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	49,889,000 (4)	US$3.1300 (4)	US$156,152,570.00	US$0.00015310	US$23,906.96

Total Offering Amounts					US$156,152,592.20		US$23,906.96

Total Fee Offsets							—

Net Fee Due							US$23,906.96

(1)
These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form
F-6
(File
No. 333-200636).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2024 Share Incentive Plan (the “Plan”). Any Class A ordinary share covered by an award granted under the Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)
Represents the Class A ordinary shares issuable upon exercise of outstanding options granted under the Plan, and the corresponding proposed maximum offering price per share represents weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)
These Class A ordinary shares are reserved for future award grants under the Plan. The number of ordinary shares available for issuance under the Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$6.
26
 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on Nasdaq on March
31
, 2025.